File No. 333-49725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOMINION ENERGY, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(Address of registrant's principal executive offices, including zip code)

DOMINION RESOURCES, INC. DIRECTORS’ STOCK COMPENSATION PLAN

(Full title of the plan)

CARLOS M. BROWN

SENIOR VICE PRESIDENT, GENERAL COUNSEL

AND CHIEF COMPLIANCE OFFICER

DOMINION ENERGY, INC.

120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 With a Copy to:

CARTER M. REID

DOMINION ENERGY, INC.

120 TREDEGAR STREET

RICHMOND, VIRGINIA 23219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒  Accelerated filer ☐

Non-accelerated filer ☐  Smaller reporting company☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF PLAN

In its Registration Statement on Form S-8 (File No. 333-49725) (the Registration Statement), Dominion Energy, Inc. (f/k/a Dominion Resources, Inc.) (the Company) registered 1,000,000 shares of its common stock, no par value, for issuance to participants in the Dominion Resources, Inc. Directors’ Stock Compensation Plan (the Plan). Because there are no longer any participants under the Plan, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining shares under the Plan and terminate all offerings under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on February 26, 2021.

DOMINION ENERGY, INC.

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated on February 26, 2021.

Signature	Title

/s/ Thomas F. Farrell, II	Executive Chairman of the Board of Directors
Thomas F. Farrell, II

/s/ James A. Bennett	Director
James A. Bennett

/s/ Robert M. Blue	Director, President and Chief Executive Officer (Principal Executive Officer)
Robert M. Blue

/s/ Helen E. Dragas	Director
Helen E. Dragas

/s/ James O. Ellis, Jr.	Director
James O. Ellis, Jr.

/s/ D. Maybank Hagood	Director
D. Maybank Hagood

/s/ Ronald W. Jibson	Director
Ronald W. Jibson

/s/ Mark J. Kington	Director
Mark J. Kington

/s/ Joseph M. Rigby	Director
Joseph M. Rigby

/s/ Pamela J. Royal	Director
Pamela J. Royal

/s/ Robert H. Spilman, Jr.	Director
Robert H. Spilman, Jr.

/s/ Susan N. Story	Director
Susan N. Story

/s/ Michael E. Szymanczyk	Director
Michael E. Szymanczyk

/s/ James R. Chapman	Executive Vice President, Chief Financial Officer and Treasurer
James R. Chapman	(Principal Financial Officer)

/s/ Michele L. Cardiff	Senior Vice President, Controller and Chief Accounting Officer
Michele L. Cardiff	(Principal Accounting Officer)